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                                    FORM 8-K


                     U.S. SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C.  20549


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 26, 1996


                         Advanced Materials Group, Inc.
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)

          0-16401                                     33-0215295
(Commission File Number)                (I.R.S. Employer Identification No.)


          20211 South Susana Road, Rancho Dominguez, California  90221
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (310) 537-5444

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Item 5.   Other Events.

On December 3, 1996 Advanced Materials Group, Inc. announced that its largest operating subsidiary, Advanced Materials, Inc., (AMI), successfully negotiated a three-year, $5 million credit facility with Wells Fargo Bank. The secured line was effective November 27. Availability under the credit line is based on accounts receivable, inventory and capital equipment. Interest is prime plus two percent. The new line replaces AMI's prior secured line with Concord Growth, which expired on November 1. The interest rate on the line with Concord Growth was prime plus four percent.

Advanced Materials Group, Inc. intends for the new credit facility to fund working capital requirements in response to the Company's rapid growth and to continue expansion, which may include the acquisition of complementary businesses.

In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, Advanced Materials Group, Inc. (the "Company") is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward looking statements of the Company made by, or on behalf of the Company.

Item 7.   Financial Statements and Exhibits.

The following is filed as an Exhibit to this Report.


Exhibit Number 99

Description


Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             Advanced Materials Group, Inc.
                                                      (Registrant)


Date:   December 3, 1996                     By:  /s/ J. Douglas Graven
                                                  -----------------------
                                                  J. Douglas Graven
                                                  Vice President and
                                                  Chief Financial Officer